Exhibit 3.122

BY-LAWS

OF

REM PENSYLVANIA COMMUNITY INC.

TABLE OF CONTENTS

ARTICLE 1. Offices

1.1 Registered Office
1.2 Other Offices

ARTICLE 2. Meetings of Shareholders

2.1 Place of Meeting
2.2 Annual Meeting
2.3 Special Meetings
2.4 Notice of Meetings
2.5 Record Date
2.6 Quorum
2.7 Voting and Proxies
2.8 Action Without Meeting by Shareholders

ARTICLE 3. Directors

3.1 General Powers
3.2 Number, Tenure, and Qualification
3.3 Meetings
3.4 Notice of Meetings
3.5 Quorum
3.6 Voting
3.7 Vacancies and Newly Created Directorships
3.8 Removal of Directors
3.9 Action in Writing
3.10 Meeting by Means of Electronic Communication
3.11 Committees

ARTICLE 4. Officers

4.1 Number and Qualification
4.2 Term of Office
4.3 Removal and Vacancies
4.4 Chief Executive Officer
4.5 Chief Financial Officer
4.6 Chairperson of the Board
4.7 President
4.8 Vice President(s)
4.9 Secretary
4.10 Treasurer

4.11 Other Officers
4.12 Delegation

ARTICLE 5. Certificates and Ownership of Shares

5.1 Certificates
5.2 Transfer of Shares
5.3 Ownership

ARTICLE 6. Contracts, Checks, and Deposits

6.1 Contracts

6.2 Checks, Drafts, etc

6.3 Deposits

ARTICLE 7. Miscellaneous

7.1 Dividends
7.2 Reserves
7.3 Fiscal Year

2

BY-LAWS

OF

REM PENNSYLVANIA COMMUNITY HEALTH SERVICES, INC.

ARTICLE 1. Offices

1.1 Registered Office. The registered office of the corporation shall be located within the State of Pennsylvania as set forth in the Articles of Incorporation. The registered office need not be identical with the principal executive office of the corporation and may be changed from time to time by the Board of Directors.

1.2 Other Offices. The corporation may have other offices, including its principal business office, at such places inside and outside the State of Pennsylvania as the Board of Directors may determine from time to time.

ARTICLE 2. Meetings of Shareholders

2.1 Place of Meeting. All meetings of the shareholders of this corporation shall be held at its principal executive office unless some other place for any such meeting inside or outside the State of Minnesota is designated by the Board of Directors in the notice of meeting. Any regular or special meeting of the shareholders of the corporation called by or held pursuant to a written demand of shareholders shall be held in the county where the principal executive office of the corporation is located.

2.2 Annual Meeting. An annual meeting of the shareholders of this corporation shall be held in each calendar year. The date, time and place of such meetings shall be designated by the Board of Directors in the notice of such meeting. At annual meetings the shareholders shall elect a Board of Directors and transact such other business as may be appropriate for action by shareholders. If an annual meeting of shareholders has not been held for a period of six (6) months after the time designated for such annual meeting, any shareholder may call an annual meeting of shareholders at any time thereafter.

2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes appropriate for action by shareholders, may be called at any time by the chief executive officer, by the acting chief executive officer in the absence of the chief executive officer, by the chief financial officer, by the Board of Directors, or by the shareholders entitled to cast at least twenty percent (20%) of the votes that all shareholders are entitled to cast at such meeting.

Any person who has called a special meeting shall make a written request to the secretary of the corporation to fix the time of such meeting. It shall be the duty of the secretary of the corporation to fix the time of the meeting, which meeting shall be held not more than sixty (60) days after the receipt of such request. If the secretary of the corporation refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

Business transacted at any special meeting of the shareholders shall be limited to the purpose or purposes stated in the notice of the meeting. Any business transacted at any special meeting of the shareholders that is not included among the stated purposes of such meeting shall be voidable by or on behalf of the corporation unless all of the shareholders have waived notice of the meeting.

2.4 Notice of Meetings. Except when a meeting of shareholders is an adjourned meeting for which a new record date has not been established and the date, time, and place of such meeting were announced at the time of the original meeting or any adjournment of the original meeting, notice of all meetings shall be given to every holder of shares entitled to vote. Such notice shall contain the date, time, and place of the shareholder meeting and any other information required by law. In the case of a special meeting, the notice shall contain a statement of the purposes of the meeting. The notice may also contain any other information deemed necessary or desirable by the Board of Directors or by any other person or persons calling the meeting. The location of any meeting of shareholders shall be established by the person or persons calling the meeting.

Unless a different minimum notice period has been fixed by applicable law, the Articles of Incorporation, or these By-Laws, notice of all meetings, shall be given not less than five (5) nor more than sixty (60) days before the date of the meeting.

In the event that a plan of merger or consolidation, a plan of exchange, or a plan of asset transfer is to be considered at a meeting of shareholders, written notice of such meeting shall be given to every shareholder, whether or not entitled to vote, not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such a notice shall contain the date, time, and place of the shareholder meeting, shall state that a purpose of such meeting is to consider such plan, and shall include a copy or a short description of such plan.

Notice of all meetings shall be given to each eligible shareholder either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to such shareholder’s address (or to such shareholder’s telex, TWX or facsimile number) appearing on the books of the corporation for the purposes of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been give to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched.

Any shareholder may waive notice of any meeting of shareholders. Waiver of notice shall be effective whether given before, at, or after the meeting, if in writing and signed by the shareholder entitled to notice, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except when such shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.

2.5 Record Date. The Board of Directors may fix a date not more than ninety (90) days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of or entitled to vote at any meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders. The Board of Directors may similarly fix a date for the determination of shareholders of record for any other purpose.

2.6 Quorum. The holders of a majority of the voting power of all shares of the corporation, present in person or represented by proxy, entitled to vote at a meeting shall constitute a quorum for the transaction of business at a meeting of the shareholders. Such a quorum is a prerequisite to the shareholders taking any action other than adjournment. In the absence of a quorum, the holders of a majority of the voting power, present in person or represented by proxy, may adjourn the meeting to a date, time, and place they shall announce at the time of adjournment. Any business that might have been transacted at the adjourned meeting had a quorum been present, may be transacted at the meeting held pursuant to such an adjournment, if a quorum is present at the meeting held pursuant to such an adjournment.

If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally represented leaves less than the number otherwise required for a quorum.

2.7 Voting and Proxies. At each meeting of the shareholders, every shareholder shall be entitled to one vote for each share of capital stock held by such shareholder, except as may be otherwise provided in the Articles of Incorporation or the terms of the share or as may be required to provide for cumulative voting (if not denied by the Articles of Incorporation).

A shareholder may vote in person or by proxy. Every appointment of a proxy shall be in writing (which shall include telegraphing, cabling, or telephotographic transmission), and shall be filed with the Secretary of the corporation at or before the meeting at which the appointment is to be effective. The appointment of a proxy shall be valid for no more than three (3) years, unless a longer period is expressly provided in the appointment. All questions regarding the qualification of voters, the validity of appointments of proxies, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote, except when a different vote is required by law, the Articles of Incorporation, or these By-Laws.

2.8 Action Without Meeting by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by the shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. Such written action shall be effective when signed by all of the shareholders entitled to vote thereon, and if signed by less than all shareholders shall not become effective until at lest ten (10) days written notice of the action taken has been give to each shareholder entitled to vote thereon who has not consented thereto.

ARTICLE 3. Directors

3.1 General Powers. Except as authorized by the shareholders pursuant to an agreement among the shareholders, the business and affairs of the corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors may exercise all such powers and do all such things as may be exercised or done by the corporation, subject to the provisions of applicable law, the Articles of Incorporation, and these By-Laws.

3.2 Number, Tenure, and Qualification. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the shareholders, subject to increase by resolution of the Board of Directors. In the event that the shareholders fail to fix the number of directors, the number of directors shall be the number which constituted the initial Board of Directors, subject to increase by resolution of the Board of Directors. No decrease in the number of directors pursuant to this section shall effect the removal of any director then holding office except upon compliance with the provisions of Section 3.8 of these By-Laws.

Each director shall be elected at a regular meeting of shareholders except as provided in Sections 3.6 and 3.7. Such a director shall hold office until the next regular meeting of shareholders and thereafter until a successor is duly elected and qualified. Directors shall be natural persons, but need not be shareholders.

3.3 Meetings. Meetings of the Board of Directors may be held at such times and places as shall from time to time be determined by the Board of Directors. Meetings of the Board of Directors also may be called by the chief executive officer, by the acting chief executive officer in the absence of the chief executive officer or by any director.

3.4 Notice of Meetings. If the date, time, and place of a meeting of the Board of Directors has been announced at a previous meeting, no notice is required. In all other cases, notice of meetings shall be given to each member of the Board of Directors by the person or persons calling such meeting. Such notice shall contain the date, time, and place of the meeting and any other information required by law or desired by the person or persons calling such meeting. Notice of all such meetings shall be given not less than three (3) days before the date of the meeting.

Notice of all meetings shall be given to each director either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to such director’s address (or to such director’s telex, TWX or facsimile number) appearing on the books of the corporation for the purposes of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been give to the person entitled thereto when deposited in the United States mail or with telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched.

Any director may waive notice of any meeting of directors. Waiver of notice shall be effective whether given before, at, or after the meeting, if in writing and signed by the director entitled to notice, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except when such director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.

3.5 Quorum. A majority of the directors currently holding office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present at the meeting may adjourn the meeting from time to time until a quorum is present.

If a quorum is present when a duly called or held meeting is convened, the directors present at the meeting may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the number otherwise required for a quorum.

3.6 Voting. The Board of Directors shall take action by the affirmative vote of a majority of the directors present at any duly held meeting at the time the action is taken, except when a different vote is required by law, the Articles of Incorporation, or these By-Laws.

3.7 Vacancies and Newly Created Directorships. Any vacancy occurring on the Board of Directors resulting from the death, resignation, removal, or disqualification of a director, may be filled by the affirmative vote of a majority of the directors remaining in office, even though said remaining directors may be less than a quorum. In addition, any newly created directorship resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a majority vote of the directors serving at the time of such increase. Any vacancy or newly created directorship may be filled by resolution of the shareholders. Each director elected by the Board of Directors to either fill a vacancy or a newly created directorship shall hold office until a qualified successor is elected by the shareholders at the next regular or special meeting of the shareholders.

3.8 Removal of Directors. Any one or all of the directors may be removed at any time, with or without cause, by the affirmative vote of the holders of the proportion or number of the voting power of the shares entitled to vote for the election of such director unless cumulative voting is permitted, in which case the affirmative vote required to remove a director shall be the larger number required by law. The shareholders may elect new directors at the same meeting at which directors are removed.

3.9 Action in Writing. Any action required or permitted to be taken at a meeting of the Board of Directors which requires the approval of the shareholders, may be taken by written action signed by all of the directors then holding office.

3.10 Meeting by Means of Electronic Communication. Members of the Board of Directors of the corporation may participate in a meeting of the Board by means of conference telephone or similar means of communication by which all persons participating in the meeting can simultaneously hear each other. Such participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting. Meetings held pursuant to this Section 3.10, however, are still subject to the notice, quorum, and voting requirements as provided in Sections 3.4, 3.5 and 3.6.

3.11 Committees. The Board of Directors, by a resolution approved by the affirmative vote of a majority of the directors then holding office, may establish one or more committees of one or more persons. Such committees shall have the authority of the Board of Directors in the management of the business of the corporation only to the extent provided in the resolution and only to the extent provided by applicable law. Such committees, shall at all times be subject to the direction and control of the Board of Directors. Committee members shall be appointed by the affirmative vote of a majority of the directors present at any duly held meeting. A majority of the members of any committee shall constitute a quorum for the transaction of business at a meeting of any such committee.

In other matters of procedure, the provisions of these By-Laws shall apply to committees and the members thereof to the same extent they apply to the Board of Directors and directors. This shall include, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

ARTICLE 4. Officers

4.1 Number and Qualification. The officers of the corporation shall consist of one or more natural persons elected or appointed by the Board of Directors exercising the functions of the offices, however designated, of chief executive officer and chief financial officer. The Board of Directors may also elect or appoint such other officers and assistant officers as it may deem necessary for the operation and management of the corporation. Except as provided in these By-Laws, the Board of Directors shall fix the powers, duties, and compensation of all officers. Officers may be, but need not be, directors of the corporation. Any number of offices may be held by the same person.

4.2 Term of Office. An officer shall hold office until a successor shall have been duly elected, unless prior thereto such officer shall have resigned or been removed from office as hereinafter provided.

4.3 Removal and Vacancies. Any officer or agent elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present. Any vacancy in an office of the corporation shall be filled by action of the Board of Directors.

4.4 Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer shall have general active management of the business of the corporation, in the absence of the Chairperson of the Board or if the office of Chairperson of the Board is vacant, shall preside at meetings of the shareholders and Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation, these By-Laws, or the Board of Directors to some other officer or agent of the corporation, may maintain records of and certify proceedings of the Board of Directors and shareholders, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

4.5 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer shall keep accurate financial records for the corporation, shall deposit all moneys, drafts, and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time, shall endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefore, shall disburse corporate funds and issue checks and drafts in the name of the corporation as ordered by the Board of Directors, shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all such officer’s transactions as chief financial officer and of the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

4.6 Chairperson of the Board. The Board of Directors may elect a Chairperson of the Board who, if elected, shall preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

4.7 President. Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the corporation. If an officer other than the President is designated chief executive officer, the President, if any, shall have such powers and perform such duties as the Board of Directors or the chief executive officer may prescribe from time to time.

4.8 Vice President(s). The Vice President, if any, or Vice Presidents in case there be more than one, shall have such powers and perform such duties as the Board of Directors or the chief executive officer may prescribe from time to time. In the absence of the President or in the event of the President’s death, inability, or refusal to act, the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or, in the absence of any designation, in the order of their election, shall perform the duties of the President, and, when so acting, shall have all the powers of and be subject to all of the restrictions upon the President.

4.9 Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and shall maintain records of, and whenever necessary, certify all proceedings of the Board of Directors and of the shareholders. The Secretary shall keep the stock books of the corporation, when so directed by the Board of Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the shareholders and of meetings of the Board of Directors, and shall also perform such other duties and have such other powers as the Board of Directors or the chief executive officer may prescribe from time to time.

4.10 Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer, if any, shall have such powers and perform such duties as the Board of Directors or the chief executive officer may prescribe from time to time.

4.11 Other Officers. The Assistant Secretaries and Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary or Treasurer, perform the duties and exercise the powers of the Secretary and Treasurer respectively. Such Assistant Secretaries and Assistant Treasurers shall have such other powers and perform such other duties as the chief executive officer or the Board of Directors may from time to time prescribe. Any other officers appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and shall have such powers, perform such duties, and be responsible to such other officers as the Board of Directors may from time to time prescribe.

4.12 Delegation. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board of Directors may, without the approval of the Board of Directors, delegate some or all of the duties and powers of such person’s office to other persons.

ARTICLE 5. Certificates and Ownership of Shares

5.1 Certificates. All shares of the corporation shall be represented by certificates. Each certificate shall contain on its face (a) the name of the corporation, (b) a statement that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, (c) the name of the person to whom it is issued, and (d) the number and class of shares, and the designation of the series, if any, that the certificate represents. Certificates shall also contain any other information required by law or desired by the Board of Directors, and shall be in such form as shall be determined by the Board of Directors.

Such certificates shall be signed by the chief executive officer, by the chief financial officer, or, unless otherwise limited by resolution of the Board of Directors, by any other officer of the corporation. If a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such officer of the corporation may be a facsimile signature. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of a corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified.

The name and address of the person to whom the shares represented thereby are issued (with the number of shares and date of issue) shall be entered on the stock transfer books of the corporation. If the Articles of Incorporation establish more than one class or series of shares or authorize the Board of

Directors to establish classes or series of shares, all certificates representing such shares shall set forth on the face or back of the certificate or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series.

All certificates surrendered to the corporation or the transfer agent for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new certificate may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

5.2 Transfer of Shares. The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender of such shares to the corporation or the transfer agent of the corporation.

5.3 Ownership. Except as otherwise provided in this Section, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. The Board of Directors, however, by a resolution approved by the affirmative vote of a majority of directors then holding office, may establish a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, shall be deemed the shareholders for such purposes as are permitted by the resolution of the Board of Directors and are specified in the writing.

ARTICLE 6. Contracts, Checks, and Deposits

6.1 Contracts. The Board of Directors may authorize such officers or agents as they shall designate to enter into contracts or execute and deliver instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

6.2 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officers or agents of the corporation as shall be designated and in such manner as shall be determined from time to time by resolution of the Board of Directors.

6.3 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks or other financial institutions as the Board of Directors may select.

ARTICLE 7. Miscellaneous

7.1 Dividends. The Board of Directors from time to time may declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

7.2 Reserves. There may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, for the purchase of additional property, or for such other purpose as the directors shall deem to be consistent with the interests of the corporation. The Board of Directors may modify or abolish any such reserve.

7.3 Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.

7.4 Amendments. Except as limited by the Articles of Incorporation or applicable law and subject to the power of the shareholders to amend or repeal these By-Laws, these By-Laws may be amended or repealed by the Board of Directors.

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The undersigned, Secretary of REM PENNSYLVANIA COMMUNITY SERVICES, INC., a Minnesota corporation, does hereby certify that the foregoing By-Laws are By-Laws adopted for the corporation by its Board of Directors at a meeting held on the 23rd day of June 23, 1998.

/s/ Craig R. Miller

Craig R. Miller